UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 2, 2024 Date of Report (Date of earliest event reported)

Adams Natural Resources Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-02736	13-5506797
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 East Pratt Street, Suite 1300 Baltimore, MD 21202
(Address of principal executive offices, including zip code)
410-752-5900 (Registrant’s telephone number, including area code)

Petroleum & Resources Corporation (Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	PEO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

EXPLANATORY NOTE

This Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K filed by Adams Natural Resources Fund, Inc. (the “Fund”) with the United States Securities and Exchange Commission (the “Commission”) on June 6, 2024 (the “Original Form 8-K”). The Original Form 8-K reported that on June 2, 2024, the Board of Directors (the “Board”) of the Fund, a Maryland corporation, elected to classify the Board, effective June 4, 2024, pursuant to provisions of the Maryland General Corporation Law. It also reported that on June 2, 2024, the Board approved amending the bylaws of the Fund (the “Amended and Restated Bylaws”). The sole purpose of this Amendment is to refile the Amended and Restated Bylaws, adjusting formatting issues only, as Exhibit 3.1 and to include a copy of the press release dated June 3, 2024, announcing the election to classify the Board structure and to amend the bylaws, as Exhibit 99.3.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Adams Natural Resources Fund, Inc., effective June 2, 2024

99.3	Press Release dated June 3, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS NATURAL RESOURCES FUND, INC.

By:	/s/ Janis F. Kerns
Name:	Janis F. Kerns

Date:  June 7, 2024